 Exhibit 99.1

LIBERTY TRIPADVISOR HOLDINGS REPORTS

THIRD QUARTER 2014 FINANCIAL RESULTS

Englewood, Colorado, November 12,  2014 – Liberty TripAdvisor Holdings ("Liberty TripAdvisor") (Nasdaq: LTRPA, LTRPB) today reported third quarter 2014 results.

“We are pleased to have completed the spin-off of Liberty TripAdvisor Holdings in August,” stated Greg Maffei, Liberty TripAdvisor President and CEO.  “TripAdvisor recently closed the acquisition of Viator, significantly growing its presence in the tours and attractions reservation business.”

Liberty TripAdvisor Holdings

Liberty TripAdvisor’s principal assets consist of its subsidiaries TripAdvisor and BuySeasons.   TripAdvisor is the world’s largest online travel community, aggregating reviews and opinions from its community of travelers about destinations, accommodations, restaurants and activities throughout the world.  BuySeasons is a leading online retailer of costumes and party supplies.

Liberty TripAdvisor’s revenue increased $101 million to $375 million in the third quarter. Adjusted OIBDA(1) increased by $12 million to $114 million and operating income increased $7 million to $17 million.  The increases in revenue, adjusted OIBDA and operating income were primarily due to operating results at TripAdvisor.

TripAdvisor

TripAdvisor reported its stand-alone third quarter results on November 4, 2014.  For presentation purposes in this release, we include below the results of TripAdvisor, as reported by TripAdvisor, without regard to the purchase accounting adjustments applied by us for purposes of our financial statements.  Liberty TripAdvisor believes the presentation of financial results as reported by TripAdvisor is useful to investors as the comparability of those results are best understood in the context of TripAdvisor's historical financial presentation.  For a reconciliation of revenue, adjusted OIBDA (as defined by Liberty TripAdvisor) and operating income for TripAdvisor's stand-alone operating results as reported by TripAdvisor, to those results as reported by Liberty TripAdvisor, see Liberty TripAdvisor 's Form 10-Q for the quarter ended September 30, 2014.

Results reported in TripAdvisor's earnings release included the following:

•	Total revenue of $354 million, up 39% year-over-year

•	Adjusted EBITDA(1) of $119 million, or 34% of revenue, up 14% year-over-year
•	Net income of $54 million, or $0.37 per diluted share, down 4% year-over-year
•	More than 315 million average monthly unique visitors to TripAdvisor’s websites during the third quarter

All such amounts are representative of TripAdvisor's stand-alone operating results and are not indicative of what is included in Liberty TripAdvisor's financial statements due to certain purchase accounting adjustments resulting from the December 11, 2012 acquisition of a controlling interest in TripAdvisor.  TripAdvisor is a separate publicly traded company and additional information about TripAdvisor can be obtained through its website and filings with the Securities and Exchange Commission.

FOOTNOTES

1)	For definitions of adjusted OIBDA and adjusted EBITDA (as defined by TripAdvisor) and applicable reconciliations see the accompanying schedules.

NOTES

Unless otherwise noted, the foregoing discussion compares financial information for the three months ended September 30, 2014 to the same period in 2013.

Cash and Debt

The following presentation is provided to separately identify cash and liquid investments and debt information.

(amounts in millions)	6/30/2014	9/30/2014

Cash and liquid investments - Liberty TripAdvisor(1)	$2	$52
Cash and liquid investments - TripAdvisor(2)(3)	721	614
Total Liberty TripAdvisor Consolidated Cash and Liquid Investments	$723	$666

Less:
Short-term marketable securities - TripAdvisor	$51	$85
Long-term marketable securities - TripAdvisor	83	38
Total Liberty TripAdvisor Consolidated Cash (GAAP)	$589	$543

Debt:
TripAdvisor debt facilities	353	346
Liberty TripAdvisor Margin Loan	—	400
Total Liberty TripAdvisor Debt	$353	$746

(1)	Cash and liquid investments held at Liberty TripAdvisor and BuySeasons only; excludes cash and liquids investments consolidated from TripAdvisor.
(2)	Includes $51 million and $85 million of short-term marketable securities with an original maturity greater than 90 days as of June 30, 2014 and September 30, 2014, respectively.
(3)

Includes $83 million and $38 million of marketable securities with an original maturity greater than one year as of June 30, 2014 and September 30, 2014, respectively which are reflected in investments in available-for-sale securities in Liberty TripAdvisor’s condensed consolidated balance sheet.

Total cash and liquid investments for Liberty TripAdvisor decreased $57 million, primarily due to the acquisition of Viator, partially offset by cash flow from operations.  Although TripAdvisor is a consolidated subsidiary, it is a separate public company with a significant non-controlling interest; therefore Liberty TripAdvisor does not have ready access to TripAdvisor's cash and liquid investments.  Total debt outstanding for Liberty TripAdvisor increased by $393 million in the third quarter, primarily due to borrowings under the Liberty TripAdvisor margin loan.

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about business strategies, growth and expansion opportunities,  future financial prospects and other matters that are not historical facts.  These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, possible changes in market acceptance of new products or services, competitive issues, regulatory matters affecting our businesses, continued access to capital on terms acceptable to Liberty TripAdvisor, TripAdvisor’s ability to capitalize on acquisition opportunities and changes in law.  These forward-looking statements speak only as of the date of this presentation, and Liberty TripAdvisor expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty TripAdvisor's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty TripAdvisor, including the most recent 10-Q and Registration Statement on Form S-1, for additional information about Liberty TripAdvisor and about the risks and uncertainties related to Liberty TripAdvisor's business which may affect the statements made in this presentation.

Contact: Courtnee Ulrich (720) 875-5420

LIBERTY TRIPADVISOR HOLDINGS

CONDENSED CONSOLIDATED BALANCE SHEET (unaudited)

	12/31/2013	9/30/2014
	amounts in millions
Assets
Current assets:
Cash and cash equivalents	$354	543
Trade and other receivables, net	122	184
Inventory, net	12	25
Short term marketable securities	131	85
Deferred income tax assets	6	6
Other current assets	18	23
Total current assets	643	866
Investments in available-for-sale securities and other cost investments	188	38

Property and equipment, at cost	55	147
Accumulated depreciation	(16)	(33)
	39	114
Intangible assets not subject to amortization
Goodwill	3,460	3,686
Trademarks	1,832	1,829
	5,292	5,515

Intangible assets subject to amortization, net	908	887
Other assets, at cost, net of accumulated amortization	19	39
Total assets	$7,089	7,459

Liabilities and Equity
Current liabilities:
Accounts payable	$42	154
Accrued liabilities	94	142
Related party note	30	—
Current portion of debt	69	76
Deferred revenue	47	62
Other current liabilities	29	2
Total current liabilities	311	436

Long-term debt	300	670
Deferred income tax liabilities	853	835
Other liabilities	44	133
Total liabilities	1,508	2,074

Equity:
Total stockholders' equity	1,208	908
Non-controlling interests in equity of subsidiaries	4,373	4,477
Total equity	5,581	5,385
Commitments and contingencies
Total liabilities and equity	$7,089	7,459

LIBERTY TRIPADVISOR HOLDINGS

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)

	Three Months Ended		Nine Months Ended
	9/30/2013	9/30/2014	9/30/2013	9/30/2014
	amounts in millions
Net Sales:
Service and other revenue	$255	354	732	958
Net retail sales	19	21	52	46
Total net sales	274	375	784	1,004

Operating costs and expenses:
Cost of goods sold	14	15	42	35
Other operating expense(1)	43	61	122	166
Selling, general and administrative(1)	129	205	352	507
Depreciation and amortization	78	77	233	219
	264	358	749	927
Operating income (loss)	10	17	35	77

Other income (expense):
Interest expense	(3)	(4)	(9)	(9)
Other, net	3	(8)	—	(8)
	—	(12)	(9)	(17)
Earnings (loss) before income taxes	10	5	26	60
Income tax (expense) benefit	37	(3)	38	(18)
Net earnings (loss)	47	2	64	42
Less net earnings (loss) attributable to the non-controlling interests	39	7	60	46
Net earnings (loss) attributable to Liberty TripAdvisor Holdings, Inc. stockholders	$8	(5)	4	(4)

(1) Includes stock based compensation as follows:
Operating	7	8	20	22
Selling, general and administrative	7	12	24	32
	$14	20	44	54

LIBERTY TRIPADVISOR HOLDINGS

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (unaudited)

	Nine Months Ended
	9/30/2013	9/30/2014
	amounts in millions
Cash flows from operating activities:
Net earnings	$64	42
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	233	219
Stock-based compensation	44	54
Excess tax benefit from stock-based compensation	(6)	(20)
Deferred income tax expense (benefit)	(102)	(59)
Other noncash charges (credits), net	3	6
Changes in operating assets and liabilities
Current and other assets	(40)	(53)
Payables and other liabilities	73	116
Net cash provided (used) by operating activities	269	305

Cash flows from investing activities:
Capital expended for property and equipment	(41)	(57)
Cash paid for acquisitions, net of cash acquired	(32)	(284)
Purchases of short term investments and other marketable securities	(375)	(219)
Sales of short term investments and other marketable securities	231	413
Other investing activities, net	(4)	1
Net cash provided (used) by investing activities	(221)	(146)

Cash flows from financing activities:
Borrowings of debt	38	427
Repayments of debt	(53)	(33)
Distribution to Liberty	—	(348)
Payment of minimum withholding taxes on net share settlements of equity awards	(10)	(32)
Excess tax benefit from stock-based compensation	6	20
Shares issued by subsidiary	24	2
Shares repurchased by subsidiary	(142)	—
Other financing activities, net	1	(6)
Net cash provided (used) by financing activities	(136)	30

Net increase (decrease) in cash and cash equivalents	(88)	189
Cash and cash equivalents at beginning of period	369	354
Cash and cash equivalents at end of period	$281	543

NON-GAAP FINANCIAL MEASURES

SCHEDULE 1

This press release includes a presentation of adjusted OIBDA, which is a non-GAAP financial measure, for Liberty TripAdvisor, together with a reconciliation to operating income, as determined under GAAP.  Liberty TripAdvisor defines adjusted OIBDA as revenue less cost of sales, operating expenses, and selling, general and administrative expenses, excluding all stock based compensation, and excludes from that definition depreciation and amortization, restructuring and impairment charges and legal settlements that are included in the measurement of operating income pursuant to GAAP.

Liberty TripAdvisor believes adjusted OIBDA is an important indicator of the operational strength and performance of its businesses, including each business' ability to service debt and fund capital expenditures.  In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance.  Because adjusted OIBDA is used as a measure of operating performance, Liberty TripAdvisor views operating income as the most directly comparable GAAP measure.  Adjusted OIBDA is not meant to replace or supersede operating income or any other GAAP measure, but rather to supplement such GAAP measures in order to present investors with the same information that Liberty TripAdvisor's management considers in assessing the results of operations and performance of its assets.  Please see the attached schedules for applicable reconciliations.

The following table provides a reconciliation of adjusted OIBDA for Liberty TripAdvisor to operating income calculated in accordance with GAAP for the three months ended September 30, 2013, December 31, 2013, March 31, 2014, June 30, 2014 and September 30, 2014, respectively.

QUARTERLY SUMMARY

(amounts in millions)	3Q13	4Q13	1Q14	2Q14	3Q14
Liberty TripAdvisor
Revenue	$274	$250	$294	$335	$375

Adjusted OIBDA	102	49	116	120	114
Depreciation and amortization	(78)	(82)	(70)	(72)	(77)
Stock compensation expense	(14)	(16)	(17)	(17)	(20)
Impairment of intangible assets	—	(3)	—	—	—
Operating Income	$10	$(52)	$29	$31	$17

SCHEDULE 2

TripAdvisor defines “Adjusted EBITDA” as net income (loss) plus: (1) provision for income taxes; (2) other income (expense), net; (3) depreciation of property and equipment, including internal use software and website development; (4) amortization of intangible assets; (5) stock-based compensation; and (6) non-recurring expenses. Adjusted EBITDA is the primary metric by which TripAdvisor’s management evaluates the performance of its business and on which internal budgets are based. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis. Adjusted EBITDA eliminates items that are either not part of TripAdvisor’s core operations, such as non-recurring expenses or those costs that do not require a cash outlay, such as stock-based compensation. Adjusted EBITDA also excludes depreciation and amortization expense, which is based on TripAdvisor’s estimates of the useful life of tangible and intangible assets. These estimates could vary from actual performance of the asset, are based on historical costs and other factors and may not be indicative of current or future capital expenditures. TripAdvisor believes that by excluding certain items, such as stock-based compensation and non-recurring expenses, Adjusted EBITDA corresponds more closely to the cash that operating income generated from its business and allows investors to gain an understanding of the factors and trends affecting the ongoing cash earnings capabilities of its business, from which capital investments are made and debt is serviced.

TripAdvisor provides these non-GAAP financial measures as additional information relating to TripAdvisor’s operating results as a complement to results provided in accordance with GAAP. TripAdvisor’s management believes that investors should have access to the same set of tools that TripAdvisor’s management uses to analyze its results. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to the financial information presented in accordance with GAAP and should not be considered measures of TripAdvisor’s liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare TripAdvisor’s performance to that of other companies. TripAdvisor endeavors to compensate for the limitation of the non-GAAP measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP measures.

	Three Month Ended
	9/30/2013	9/30/2014
($ in thousands)
Net Income	$56	$54
Add: Provision for income taxes	28	21
Add: Other expense, net	—	9
Add: Depreciation and amortization of intangible assets	9	18
Add: Stock-based compensation	11	17
Adjusted EBITDA	$104	$119